Contact:	Frederick W. Boutin, CEO
Gregory J. Pound, COO
Robert T. Fuller, CFO
303-626-8200

TransMontaigne Partners L.P. Announces Financial Results

For The Quarter Ended June 30, 2015

August 6, 2015	Immediate Release

Denver, Colorado—TransMontaigne Partners L.P. (NYSE:TLP) today announced its financial results for the quarter ended June 30, 2015.

Financial Results

An overview of the financial performance for the quarter ended June 30, 2015, as compared to the quarter ended June 30, 2014, includes:

•	Operating income increased to $14.3 million compared to $12.3 million, principally due to the following:
o

Revenue was $37.0 million compared to $39.4 million due to decreases in revenue at the Gulf Coast, Midwest and Southeast terminals of approximately $3.4 million, $0.4 million and $0.4 million, respectively, offset by increases in revenue at the Brownsville and River terminals of approximately $1.6 million and $0.2 million, respectively.

o

Direct operating costs and expenses were $15.9 million compared to $16.4 million due to decreases in direct operating costs and expenses at the Gulf Coast, Midwest and Brownsville terminals of approximately $0.2 million, $0.1 million and $0.4 million, respectively, offset by an increase in direct operating costs and expenses at the Southeast terminals of approximately $0.2 million.    Direct operating costs and expenses for the River terminals were consistent period over period.

o

Earnings from investments in unconsolidated affiliates were $5.5 million compared to $1.3 million due to increases in earnings at the BOSTCO and Frontera terminals of approximately $3.5 million and $0.8 million,  respectively.

o	An increase in direct general and administrative expenses of approximately $0.2 million.
•

Quarterly net earnings increased to $12.2 million from $10.8 million due principally to the changes in quarterly operating income discussed above, offset by an increase in interest expense of approximately $0.7 million.

•	Net earnings per limited partner unit increased to $0.64 per unit compared to $0.56 per unit.
•	Quarterly Consolidated EBITDA increased to $21.6 million compared to $20.2 million.

Distributable cash flow was $16.7 million and $34.8 million for the three and six months ended June 30, 2015, respectively.  We paid distributions of $12.6 million and $25.2 million, resulting in distribution coverage ratio of 1.32x and 1.38x, for the three and six months ended June 30, 2015, respectively.

1670 Broadway ●  Suite 3100 ●  Denver, CO 80202 ●  303-626-8200 (phone) ● 303-626-8228 (fax)

Mailing Address:  ●  P. O. Box 5660 ● Denver, CO 80217-5660

www.transmontaignepartners.com

Our terminaling services agreements are structured as either throughput agreements or storage agreements.  Most of our throughput agreements contain provisions that require our customers to throughput a minimum volume of product at our facilities over a stipulated period of time, which results in a fixed amount of revenue to be recognized by us.  Our storage agreements require our customers to make minimum payments based on the volume of storage capacity made available to the customer under the agreement, which results in a fixed amount of revenue to be recognized by us.  We refer to the fixed amount of revenue recognized pursuant to our terminaling services agreements as being “firm commitments.”  Revenue recognized in excess of firm commitments and revenue recognized based solely on the volume of product distributed or injected are referred to as “variable.”  Our revenue was as follows (in thousands):

	Three months ended		Six months ended
	June 30,		June 30,
	2015	2014	2015	2014
Firm Commitments:
Terminaling services fees:
External customers	$18,109	$9,179	$35,090	$17,222
Affiliates	7,600	18,207	17,176	37,895
Total firm commitments	25,709	27,386	52,266	55,117
Variable:
Terminaling services fees:
External customers	1,133	785	2,497	1,651
Affiliates	806	225	1,495	347
Total variable	1,939	1,010	3,992	1,998
Total terminaling services fees	27,648	28,396	56,258	57,115
Pipeline transportation fees	1,736	776	3,332	1,469
Management fees and reimbursed costs	1,822	1,771	3,754	3,311
Other	5,828	8,416	11,587	15,517
Total revenue	$37,034	$39,359	$74,931	$77,412

The amount of revenue recognized as “firm commitments” based on the remaining contractual term of the terminaling services agreements that generated “firm commitments” for the six months ended June 30, 2015 was as follows (in thousands):

Remaining terms on terminaling services agreements that generated “firm commitments”:
Less than 1 year remaining	$14,078
1 year or more, but less than 3 years remaining	19,602
3 years or more, but less than 5 years remaining	8,513
5 years or more remaining	10,073
Total firm commitments for the six months ended June 30, 2015	$52,266

1670 Broadway ●  Suite 3100 ●  Denver, CO 80202 ●  303-626-8200 (phone) ● 303-626-8228 (fax)

Mailing Address:  ●  P. O. Box 5660 ● Denver, CO 80217-5660

www.transmontaignepartners.com

The decrease in terminaling services fees for the quarter ended June 30, 2015, as compared to the quarter ended June 30, 2014, includes a decrease of approximately $0.9 million resulting from the majority of the light oil tankage at our Port Manatee, Florida terminal being offline in order to complete enhancements for a new customer at this facility, RaceTrac Petroleum Inc.  The enhanced tankage at Port Manatee became available to RaceTrac Petroleum Inc. in July of 2015.  The quarter ended June 30, 2014 also included two months of revenue from Morgan Stanley Capital Group pursuant to their bunker fuels agreement at our Port Manatee terminal before its termination effective May 31, 2014. We are currently in the process of identifying other potential parties to re‑contract this capacity.

The increase in pipeline transportation fees for the quarter ended June 30, 2015, as compared to the quarter ended June 30, 2014,  includes an increase of approximately $1.0 million resulting from the King Ranch natural gas processing plant in Kleberg County, Texas becoming operational again in late November 2014.  The plant had been previously shutdown since November 2013 due to a fire at the plant.  The plant supplies a significant amount of liquefied petroleum gas, or “LPG”, to our third party customer who transports LPG on our Ella‑Brownsville and Diamondback pipelines and has contracted for the LPG storage capacity at our Brownsville terminals.

The decrease in other revenue for the quarter ended June 30, 2015, as compared to the quarter ended June 30, 2014,  includes a decrease of approximately $1.9 million in product gains.  For the quarters ended June 30, 2015 and 2014, we sold approximately 28,300 and 40,800 barrels, respectively, of product gained resulting from differences in the measurement of product volumes received and distributed at our terminaling facilities at average prices of approximately $76 and $119 per barrel, respectively.

Our investments in unconsolidated affiliates include a 42.5% interest in BOSTCO and a 50% interest in Frontera.  BOSTCO is a newly constructed terminal facility located on the Houston Ship Channel.  BOSTCO began initial commercial operations in the fourth quarter of 2013; with the completion of its approximately 7.1 million barrels of storage capacity and related infrastructure occurring at the end of the third quarter of 2014.  Frontera is a terminal facility located in Brownsville, Texas that encompasses approximately 1.5 million barrels of light petroleum product storage capacity, as well as related ancillary facilities.

The following table summarizes our investments in unconsolidated affiliates:

			Carrying value
	Percentage of ownership		(in thousands)
	June 30,	December 31,	June 30,	December 31,
	2015	2014	2015	2014
BOSTCO	42.5%	42.5%	$225,686	$225,920
Frontera	50%	50%	23,611	23,756
Total investments in unconsolidated affiliates			$249,297	$249,676

1670 Broadway ●  Suite 3100 ●  Denver, CO 80202 ●  303-626-8200 (phone) ● 303-626-8228 (fax)

Mailing Address:  ●  P. O. Box 5660 ● Denver, CO 80217-5660

www.transmontaignepartners.com

Earnings from investments in unconsolidated affiliates were as follows (in thousands):

	Three months ended		Six months ended
	June 30,		June 30,
	2015	2014	2015	2014
BOSTCO	$4,793	$1,329	$6,574	$1,249
Frontera	724	(54)	999	189
Total earnings from investments in unconsolidated affiliates	$5,517	$1,275	$7,573	$1,438

The increase in earnings from our investment in BOSTCO for the quarter ended June 30, 2015, as compared to the quarter ended June 30, 2014, includes approximately $3.4 million of our share of a one-time gain resulting from a contract buy-out by one of the BOSTCO customers in April of 2015.  BOSTCO is currently in the process of re-contracting the capacity vacated by this former customer.  We expect to receive the $3.4 million in cash as a component of our upcoming third quarter’s distribution from BOSTCO.

Cash distributions received from unconsolidated affiliates were as follows (in thousands):

	Three months ended		Six months ended
	June 30,		June 30,
	2015	2014	2015	2014
BOSTCO	$3,674	$1,044	$6,808	$1,157
Frontera	636	644	1,144	1,281
Total cash distributions received from unconsolidated affiliates	$4,310	$1,688	$7,952	$2,438

LIQUIDITY AND CAPITAL RESOURCES

TransMontaigne Partners also released the following statements regarding its current liquidity and capital resources:

•

Our credit facility provides for a maximum borrowing line of credit equal to $400 million.  The credit facility allows us to make up to $125 million in additional future joint venture investments, which may include additional investments in BOSTCO. The terms of the credit facility also permit us to issue senior unsecured notes. Further, at our request, the maximum borrowing line of credit can be increased by an additional $100 million, subject to the approval of the administrative agent and the receipt of additional commitments from one or more lenders. The credit facility became effective March 9, 2011 and expires on July 31, 2018.  At June 30, 2015, our outstanding borrowings were $257 million.

•

Management and the board of directors of our general partner have approved additional investments and expansion projects at our terminals that currently are, or will be, under

1670 Broadway ●  Suite 3100 ●  Denver, CO 80202 ●  303-626-8200 (phone) ● 303-626-8228 (fax)

Mailing Address:  ●  P. O. Box 5660 ● Denver, CO 80217-5660

www.transmontaignepartners.com

construction with estimated completion dates that extend throughout 2015. At June 30, 2015, the remaining expenditures to complete the approved projects are estimated to be approximately $10 million. We expect to fund our future investment and expansion expenditures with additional borrowings under our credit facility.

•

Our primary liquidity needs are to fund our working capital requirements, distributions to unitholders, approved investments, approved capital projects and approved future expansion, development and acquisition opportunities. We expect to initially fund our approved investments, approved capital projects and our approved future expansion, development and acquisition opportunities with additional borrowings under our credit facility. After initially funding these expenditures with borrowings under our credit facility, we may raise funds through additional equity offerings and debt financings. The proceeds of such equity offerings and debt financings may then be used to reduce our outstanding borrowings under our credit facility.

Attachment A contains additional selected financial information and results of operations.  Attachment B contains a reconciliation of net earnings to the computation of our distributable cash flow and Consolidated EBITDA.

Conference Call

TransMontaigne Partners L.P. previously announced that it has scheduled a conference call for Thursday,  August 6, 2015 at 11:00 a.m. (ET) regarding the above information. Analysts, investors and other interested parties are invited to listen to management’s presentation of the Company’s results and supplemental financial information by accessing the call as follows:

(800) 288-8975

Ask for:

TransMontaigne Partners

A playback of the conference call will be available from 1:00 p.m. (ET) on Thursday, August 6, 2015 until 11:59 p.m. (ET) on Thursday, August 13, 2015 by calling:

USA:  (800) 475-6701

International:  (320) 365-3844

Access Code:  365809

1670 Broadway ●  Suite 3100 ●  Denver, CO 80202 ●  303-626-8200 (phone) ● 303-626-8228 (fax)

Mailing Address:  ●  P. O. Box 5660 ● Denver, CO 80217-5660

www.transmontaignepartners.com

Attachment A

Selected Financial Information and Results of Operations

The following selected financial information is extracted from our Quarterly Report on Form 10-Q for the three months ended June 30, 2015, which was filed on August 6, 2015 with the Securities and Exchange Commission (in thousands, except per unit amounts):

	Three months ended
	June 30,
	2015	2014
Income Statement Data
Revenue	$37,034	$39,359
Direct operating costs and expenses	(15,872)	(16,396)
Direct general and administrative expenses	(672)	(462)
Earnings from unconsolidated affiliates	5,517	1,275
Operating income	14,256	12,310
Net earnings	12,188	10,840
Net earnings allocable to limited partners	10,295	8,975
Net earnings per limited partner unit—basic	$0.64	$0.56

	June 30,	December 31,
	2015	2014
Balance Sheet Data
Property, plant and equipment, net	$386,737	$385,301
Investments in unconsolidated affiliates	249,297	249,676
Goodwill	8,485	8,485
Total assets	666,783	664,057
Long-term debt	257,000	252,000
Partners’ equity	389,546	391,465

1670 Broadway ●  Suite 3100 ●  Denver, CO 80202 ●  303-626-8200 (phone) ● 303-626-8228 (fax)

Mailing Address:  ●  P. O. Box 5660 ● Denver, CO 80217-5660

www.transmontaignepartners.com

Selected results of operations data for each of the quarters in the years ended December 31, 2015 and 2014 are summarized below (in thousands):

	Three months ended				Year ending
	March 31,	June 30,	September 30,	December 31,	December 31,
	2015	2015	2015	2015	2015
Revenue	$37,897	$37,034	$—	$—	$74,931
Direct operating costs and expenses	(14,954)	(15,872)	—	—	(30,826)
Direct general and administrative expenses	(1,021)	(672)	—	—	(1,693)
Allocated general and administrative expenses	(2,803)	(2,802)	—	—	(5,605)
Allocated insurance expense	(934)	(934)	—	—	(1,868)
Reimbursement of bonus awards expense	(525)	(539)	—	—	(1,064)
Depreciation and amortization	(7,337)	(7,476)	—	—	(14,813)
Earnings from unconsolidated affiliates	2,056	5,517	—	—	7,573
Operating income	12,379	14,256	—	—	26,635
Other expenses	(2,257)	(2,068)	—	—	(4,325)
Net earnings	$10,122	$12,188	$—	$—	$22,310

	Three months ended				Year ending
	March 31,	June 30,	September 30,	December 31,	December 31,
	2014	2014	2014	2014	2014
Revenue	$38,053	$39,359	$35,703	$36,947	$150,062
Direct operating costs and expenses	(15,392)	(16,396)	(16,514)	(17,881)	(66,183)
Direct general and administrative expenses	(918)	(462)	(1,086)	(1,069)	(3,535)
Allocated general and administrative expenses	(2,782)	(2,782)	(2,782)	(2,781)	(11,127)
Allocated insurance expense	(914)	(913)	(942)	(942)	(3,711)
Reimbursement of bonus awards expense	(375)	(375)	(375)	(375)	(1,500)
Depreciation and amortization	(7,400)	(7,396)	(7,400)	(7,326)	(29,522)
Earnings from unconsolidated affiliates	163	1,275	1,653	1,352	4,443
Operating income	10,435	12,310	8,257	7,925	38,927
Other expenses	(1,197)	(1,470)	(1,737)	(2,060)	(6,464)
Net earnings	$9,238	$10,840	$6,520	$5,865	$32,463

1670 Broadway ●  Suite 3100 ●  Denver, CO 80202 ●  303-626-8200 (phone) ● 303-626-8228 (fax)

Mailing Address:  ●  P. O. Box 5660 ● Denver, CO 80217-5660

www.transmontaignepartners.com

Attachment B

Distributable Cash Flow

The following summarizes our distributable cash flow for the period indicated (in thousands):

	April 1, 2015	January 1, 2015
	through	through
	June 30, 2015	June 30, 2015
Net earnings	$12,188	$22,310
Depreciation and amortization	7,476	14,813
Earnings from unconsolidated affiliates	(5,517)	(7,573)
Distributions from unconsolidated affiliates	4,310	7,952
Equity-based compensation	1,087	1,110
Interest expense	1,943	3,885
Amortization of deferred financing costs	125	440
“Consolidated EBITDA”	21,612	42,937
Interest expense	(1,943)	(3,885)
Unrealized loss (gain) on derivative instrument	(59)	90
Amortization of deferred financing costs	(125)	(440)
Amounts due under long-term terminaling services agreements, net	298	339
Project amortization of deferred revenue under GAAP	(258)	(567)
Project amortization of deferred revenue for DCF	404	855
Cash paid for purchase of common units	(22)	(92)
Capitalized maintenance	(3,221)	(4,444)
“Distributable cash flow”, or DCF, generated during the period	$16,686	$34,793

Actual distribution for the period on all common units and the general partner interest including incentive distribution rights	$12,623	$25,247
Distribution coverage ratio	1.32x	1.38x

Distributable cash flow, the distribution coverage ratio and Consolidated EBITDA are not computations based upon generally accepted accounting principles.  The amounts included in the computations of our distributable cash flow and Consolidated EBITDA are derived from amounts separately presented in our consolidated financial statements, notes thereto and “Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations” in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2015, which was filed with the Securities and Exchange Commission on August 6, 2015.  Distributable cash flow and Consolidated EBITDA should not be considered in isolation or as an alternative to net earnings or operating income, as an indication of our operating performance, or as an alternative to cash flows from operating activities as a measure of liquidity.  Distributable cash flow and Consolidated EBITDA are not necessarily comparable to similarly titled measures of other companies. Distributable cash flow and Consolidated EBITDA are presented here because they are widely accepted financial indicators used to compare partnership performance. Further, Consolidated EBITDA is calculated consistent with the provisions our credit facility and is a financial performance measure used in the calculation of our leverage

1670 Broadway ●  Suite 3100 ●  Denver, CO 80202 ●  303-626-8200 (phone) ● 303-626-8228 (fax)

Mailing Address:  ●  P. O. Box 5660 ● Denver, CO 80217-5660

www.transmontaignepartners.com

ratio requirement. We believe that these measures provide investors an enhanced perspective of the operating performance of our assets, the cash we are generating and our ability to make distributions to our unitholders and our general partner.

About TransMontaigne Partners L.P.

TransMontaigne Partners L.P. is a terminaling and transportation company based in Denver, Colorado with operations in the United States along the Gulf Coast, in the Midwest, in Houston and Brownsville, Texas, along the Mississippi and Ohio Rivers, and in the Southeast. We provide integrated terminaling, storage, transportation and related services for customers engaged in the distribution and marketing of light refined petroleum products, heavy refined petroleum products, crude oil, chemicals, fertilizers and other liquid products.  Light refined products include gasolines, diesel fuels, heating oil and jet fuels; heavy refined products include residual fuel oils and asphalt.  We do not purchase or market products that we handle or transport.  News and additional information about TransMontaigne Partners L.P. is available on our website:  www.transmontaignepartners.com.

Forward‑Looking Statements

This press release includes statements that may constitute forward‑looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. Although the company believes that the expectations reflected in such forward‑looking statements are based on reasonable assumptions, such statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Important factors that could cause actual results to differ materially from the company’s expectations and may adversely affect its business and results of operations are disclosed in "Item 1A. Risk Factors" in the company’s Annual Report on Form 10-K for the year ended December 31, 2014, filed with the Securities and Exchange Commission on March 12, 2015.

-END-

1670 Broadway ●  Suite 3100 ●  Denver, CO 80202 ●  303-626-8200 (phone) ● 303-626-8228 (fax)

Mailing Address:  ●  P. O. Box 5660 ● Denver, CO 80217-5660

www.transmontaignepartners.com